Exhibit 99

[[LOGO]                                                                     NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton lace, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866

             Kadant Reports 2003 Fourth Quarter and Year-End Results

ACTON, Mass., February 18, 2004 - For the fourth quarter of 2003, Kadant Inc. (NYSE:KAI) reported GAAP diluted earnings per share (EPS) of $.16, versus $.15 in the 2002 period. The 2002 quarter included restructuring income and a loss from the early extinguishment of debt, which had the net effect of lowering EPS by $.01. GAAP net income in the 2003 quarter was $2.3 million, compared with $2.1 million a year ago. Fourth quarter revenues increased to $50.5 million in 2003 (including $2.6 million from the favorable effect of currency translation), compared with $45.9 million in 2002.

         For the full year, Kadant reported GAAP diluted EPS of $.85 in 2003, versus a loss of $2.04 a year ago. The 2002 result was affected by the cumulative effect of a change in accounting principle and a restructuring charge which, combined, lowered earnings by $2.66. On an adjusted basis (see attached chart), diluted EPS was $.85 in 2003, versus $.62 in 2002. Revenues in 2003 increased to $203.5 million (including $10.2 million from the favorable effect of currency translation), versus $185.7 million a year ago.

         "We were pleased with our strong overall performance in 2003, achieving top line growth of 10 percent, adjusted EPS growth of 37 percent, and generating $23 million of cash flow from operations for the year," said William A. Rainville, chairman and chief executive officer of Kadant. "Revenues in our Papermaking Equipment segment rose 9 percent for the year, with sales of stock-preparation products to customers in China continuing to be the major contributor to growth. With revenues in this segment up 12 percent in the fourth quarter over last year, and bookings for the quarter up 18 percent year to year, we have positive momentum going into 2004.

         "While solid performance in our Papermaking Equipment segment may indicate some improvement in the paper industry, recovery is likely to be slow and sporadic in 2004 due to ongoing cost pressures and mill downtime faced by our customers in North America and Europe. In these mature markets, we continue to focus on aftermarket sales of retrofit products, consumables, and services. In Asia, we are leveraging our leading position in China to become the principal supplier of paper-recycling systems to this expanding market.

         "In our composite building products business, the operating loss of $1.4 million for the quarter was slightly more than we expected due to higher warranty costs related to certain decking applications. We've implemented changes in our production process to correct the problem, and we expect this business to return to profitability in the second half of 2004. We are seeing solid support for our products in the marketplace as our dealer base continues to expand and demand from end users remains strong. Bookings in 2004 to date have already exceeded total first quarter bookings last year."

     Mr. Rainville added, "Looking ahead, for the total company we expect to report GAAP diluted EPS of $.18 to $.20 in the first quarter of 2004, on revenues of $48 to $50 million. For the full year, our goal is to achieve GAAP diluted EPS of $.90 to $1.00, on revenues of $205 to $215 million."

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
Financial Highlights
(In thousands except per share amounts and percentages)

                                                             Three Months Ended                        Twelve Months Ended
                                                       -------------------------------          ---------------------------------
Consolidated Statement of Operations                   Jan. 3, 2004    Dec. 28, 2002(a)         Jan. 3, 2004      Dec. 28, 2002(a)
---------------------------------------------------------------------------------------------------------------------------------
Revenues                                               $     50,477    $        45,872          $    203,542      $       185,674
                                                       ------------    ----------------------------------------------------------
Costs and Operating Expenses:

  Cost of revenues                                           31,851             28,093               126,913              115,234
  Selling, general, and administrative expenses              14,115             12,566                53,784               50,323
  Research and development expenses                           1,151              1,230                 4,653                4,819
  Restructuring and unusual items                                 -               (148)                  (23)               3,590
                                                       ------------    ---------------          ------------      ---------------
                                                             47,117             41,741               185,327              173,966
                                                       ------------    ---------------          ------------      ---------------
Operating Income                                              3,360              4,131                18,215               11,708
Interest Income                                                 272                625                   965                2,579
Interest Expense                                                (10)            (1,021)                  (49)              (4,741)
Other Income (Expense)                                            -               (419)                    -                   50
                                                       ------------    ---------------          ------------      ---------------
Income Before Provision for Income Taxes, Minority
 Interest, and Cumulative Effect of Change in
 Accounting Principle                                         3,622              3,316                19,131                9,596
Provision for Income Taxes                                    1,376              1,258                 7,270                3,638
Minority Interest Expense (Income)                              (24)                 1                    44                    4
                                                       ------------    ---------------          ------------      ---------------

Income Before Cumulative Effect of Change in
 Accounting Principle                                         2,270              2,057                11,817                5,954

Cumulative Effect of Change in Accounting Principle
 (net of income tax benefit of $12,420)                           -                  -                     -              (32,756)
                                                       ------------    ---------------          ------------      ---------------

Net Income (Loss)                                      $      2,270    $         2,057          $     11,817      $       (26,802)
                                                       ============    ===============          ============      ===============
Earnings per Share Before Cumulative Effect of
 Change in Accounting Principle
  Basic                                                $        .16    $           .15          $        .87      $           .46
                                                       ============    ===============          ============      ===============
  Diluted                                              $        .16    $           .15          $        .85      $           .45
                                                       ============    ===============          ============      ===============

Earnings (Loss) per Share
  Basic                                                $        .16    $           .15          $        .87      $         (2.07)
                                                       ============    ===============          ============      ===============
  Diluted                                              $        .16    $           .15          $        .85      $         (2.04)
                                                       ============    ===============          ============      ===============

Weighted Average Shares
  Basic                                                      13,831             13,548                13,659               12,945
                                                       ============    ===============          ============      ===============
  Diluted                                                    14,121             13,704                13,959               13,109
                                                       ============    ===============          ============      ===============

                                                              Three Months Ended                        Twelve Months Ended
                                                       -------------------------------          ---------------------------------
Adjusted Diluted Earnings per Share (b)                Jan. 3, 2004      Dec. 28, 2002          Jan. 3, 2004        Dec. 28, 2002
---------------------------------------------------------------------------------------------------------------------------------
GAAP Diluted Earnings (Loss) per Share                 $        .16      $         .15          $        .85        $       (2.04)
Restructuring and Unusual Items                                   -               (.01)                    -                  .17
Loss on Repurchases of Debt                                       -                .02                     -                    -
Cumulative Effect of Change in Accounting Principle               -                  -                     -                 2.49
                                                       ------------      -------------          ------------        -------------
                                                       $        .16      $         .16          $        .85        $         .62
                                                       ============      =============          ============        =============

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                                                               Three Months Ended                        Twelve Months Ended
                                                       -------------------------------          ---------------------------------
Business Segment Information                           Jan. 3, 2004      Dec. 28, 2002          Jan. 3, 2004        Dec. 28, 2002
---------------------------------------------------------------------------------------------------------------------------------
Revenues:
  Pulp and Papermaking Equipment and Systems           $     47,454      $      42,300          $    185,708        $     171,122
  Composite and Fiber-based Products                          3,023              3,572                17,834               14,552
                                                       ------------      -------------          ------------        -------------
                                                       $     50,477      $      45,872          $    203,542        $     185,674
                                                       ============      =============          ============        =============
Gross Profit Margin:
  Pulp and Papermaking Equipment and Systems                    40%                40%                   39%                  39%
  Composite and Fiber-based Products                           -14%                23%                   21%                  25%
                                                       ------------      -------------          ------------        -------------
                                                                37%                39%                   38%                  38%
                                                       ============      =============          ============        =============
Operating Income:
  Pulp and Papermaking Equipment and Systems           $      5,910      $       5,410          $     23,440        $      18,156
  Composite and Fiber-based Products (c)                     (1,417)              (286)               (1,103)              (2,933)
  Corporate                                                  (1,133)              (993)               (4,122)              (3,515)
                                                       ------------      -------------          ------------        -------------
                                                       $      3,360      $       4,131          $     18,215        $      11,708
                                                       ============      =============          ============        =============
Adjusted Operating Income (Excludes Restructuring
 and Unusual Items) (b):
  Pulp and Papermaking Equipment and Systems (d)       $      5,910      $       5,410           $    23,417        $      20,255
  Composite and Fiber-based Products (e)                     (1,417)              (434)               (1,103)              (1,442)
  Corporate                                                  (1,133)              (993)               (4,122)              (3,515)
                                                       ------------      -------------          ------------        -------------
                                                       $      3,360      $       3,983          $     18,192        $      15,298
                                                       ============      =============          ============        =============

Bookings:
  Pulp and Papermaking Equipment and Systems           $     48,926      $      41,432          $    190,129        $     166,707
  Composite and Fiber-based Products                          4,913              7,655                15,376               18,830
                                                       ------------      -------------          ------------        -------------
                                                       $     53,839      $      49,087          $    205,505        $     185,537
                                                       ============      =============          ============        =============
Capital Expenditures:
  Pulp and Papermaking Equipment and Systems           $        656      $         536          $      1,754        $       1,433
  Composite and Fiber-based Products                            788                586                 2,249                1,759
  Corporate                                                       8                  7                    19                  152
                                                       ------------      -------------          ------------       --------------
                                                       $      1,452      $       1,129          $      4,022        $       3,344
                                                       ============      =============          ============       ==============

                                                              Three Months Ended                       Twelve Months Ended
                                                       -------------------------------          ---------------------------------
Cash Flow and Other Data                               Jan. 3, 2004      Dec. 28, 2002          Jan. 3, 2004        Dec. 28, 2002
---------------------------------------------------------------------------------------------------------------------------------
Cash Provided by Operations                            $      3,031      $       9,820          $     23,042        $      26,994
Depreciation and Amortization Expense                         1,290              1,284                 5,145                5,177


Balance Sheet Data                                                                              Jan. 3, 2004        Dec. 28, 2002
---------------------------------------------------------------------------------------------------------------------------------
Cash and Short-term Investments                                                                 $     74,451        $      44,429
Short- and Long-term Debt                                                                                598                1,165
Shareholders' Investment                                                                             211,758              181,257

(a) Restated to reflect the reclassification to other income (expense) of an extraordinary item in accordance with the adoption of SFAS No. 145, resulting from repurchases of our subordinated convertible debentures.
(b) In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measures of adjusted diluted EPS and adjusted operating income, which exclude restructuring and other non-recurring items. We exclude these items because they are outside our normal operations. We believe that providing such non-GAAP measures helps investors to gain a more meaningful understanding of our operating results from period to period, and is consistent with how we measure our performance. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with
     GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies.
(c) Includes operating losses from the composite building products business of $1,445 and $2,106 in the three- and twelve-month periods ended January 3, 2004, respectively; $386 in the three-month period ended December 28, 2002; and $3,671 (including restructuring and unusual costs of $1,178) in the twelve-month period ended December 28, 2002.
(d) Excludes net restructuring and unusual income of $23 in the twelve-month period ended January 3, 2004, and restructuring and unusual costs of $2,099 in the twelve-month period ended December 28, 2002.
(e) Excludes restructuring and unusual income of $148 and net restructuring and unusual costs of $1,491 in the three- and twelve-month periods ended December 28, 2002, respectively.

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         Kadant will hold its earnings conference call on Thursday, February 19,
2004, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until Thursday, March 18, 2004.

         Kadant Inc. is a leading supplier of a range of products for the global papermaking and paper recycling industries, including stock-preparation equipment, water-management systems, and papermaking accessories. We also develop and manufacture composite building materials produced from recycled fiber and plastic. Kadant, based in Acton, Massachusetts, had revenues of approximately $204 million in 2003 and 1,000 employees worldwide. For more information, please visit www.kadant.com.

         The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements regarding our projected operating results and the future performance of our businesses, particularly our composite building products business. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended September 27, 2003. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; ability to manufacture and distribute composite building products, and the seasonality in sales and the long-term performance of such products; availability of raw materials and exposure to commodity price fluctuations related to the manufacture of composite and fiber-based products; acquisition strategy; protection of patents and proprietary rights; fluctuations in quarterly operating results; and obligations or other consequences arising from our spinoff from Thermo Electron Corporation. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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